UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2019

Nightfood Holdings, Inc.

Exact name of registrant as specified in its charter)

Nevada	000-55406	46-3885019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 White Plains Road – Suite 500, Tarrytown, New York	10591
(Address of principal executive offices)	(Zip Code)

888-888-6444

Registrant’s telephone number, including area code

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Nightfood Holdings, Inc. Common Stock	NGTF	OTCQB

Item 8.01 Other Events.

On June 21, 2019, the Registrant entered into a new Consulting Agreement with CEO Sean Folkson. This new agreement goes into effect on July 1, 2019 and includes a modified compensation structure.

Cash compensation in the Original Agreement consisted of a $6,000 monthly consulting fee for all of Folkson’s services. Such compensation began to accrue pursuant to the Original Agreement going back to January 1, 2015.

In the new Consulting Agreement, Folkson’s cash compensation remains unchanged from $6,000 monthly.

In addition, as a performance bonus, Folkson shall earn Warrants when the Company hits certain revenue milestones.

A block of Warrants with a $.50 strike price will be earned subsequent to the first quarter where revenues exceed $1,000,000. An additional block of Warrants with a $.50 strike price shall be earned subsequent to the first quarter where revenues exceed $3,000,000. An additional block of Warrants with a $1.00 strike price shall be earned subsequent to the first quarter where revenues exceed $5,000,000.

All Warrants earned under this agreement, if exercised, would result in the issuance of restricted shares. Warrants shall carry a cashless provision, and must be exercised within 90 days of the filing of the 10Q or 10K on which such revenues are reported, or they will expire.

The Consulting Agreement is an exhibit hereto.

Item 9.01   Financial Statements and Exhibits

Financial Information

None

Exhibits:

10.1	Sean Folkson Consulting Agreement June 21 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIGHTFOOD HOLDINGS, INC.

June 25, 2019	By:	/s/ Sean Folkson
Sean Folkson
Chief Executive Officer

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